EXHIBIT 5


                                SOMMER & SCHNEIDER LLP
                                 600 OLD COUNTRY ROAD
                             GARDEN CITY, NEW YORK 11530

     Herbert H. Sommer                                 Telephone (516) 228-8181
     Joel C. Schneider                                        Facsimile (516)
     228-8211



                                             September 12, 1996


                             Combined Opinion and Consent
                             ----------------------------


     Global Spill Management, inc.
     37-61 39th Street
     Long Island City, NY  11101

          Re:  Global Spill Management, Inc.

     Gentlemen:

          We have acted as counsel to Global Spill Management, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 as amended (the "Act") of the Company's Registration Statement on Form S-8, filed contemporaneously with the Commission relating to the registration under the Act of 750,000 shares (the "Shares") of the Company's Common Stock, $.001 par value (the "Common Stock").

          In rendering this opinion, we have reviewed the Registration Statement on Form S-8, as well as a copy of the Certificate of Incorporation of the Company, as amended, and the By-Laws of the Company. We have also reviewed such statutes and judicial precedents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity with, the original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

          Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

     (1) The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Nevada;

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     Global Spill Management, Inc.
     September 12, 1996
     Page 2





     (2) The Shares, when issued in connection with the agreements (copies annexed as Exhibits 10.1-10.4 to the Registration Statement), will be legally issued, fully paid and non-assessable.

          This opinion is limited to the General Corporation Law and the Constitution of the State of Nevada and we express no opinion with respect to the laws of any other jurisdiction. We consent to your filing this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-8. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.

                                             Very truly yours,



                                             /s/ Joel C. Schneider

                                             Joel C. Schneider

     JCS/md